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                                                                     Exhibit 8.1


                                                                     21 May 1996




ACE Limited
The ACE Building
30 Woodbourne Street
Hamilton
Bermuda

Dear Sirs:

ACE Limited (the "Company")
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We have acted as special legal counsel in Bermuda to the Company on advising only on certain statements of Bermuda law (as described below) in connection with the registration of Ordinary Shares, par value US$0.125 per share, of the Company (the "Ordinary Shares") under the U.S. Securities Act of 1933, as amended, with respect to the Company's Registration Statement on Form S-4 filed with the U.S. Securities and Exchange Commission on 21 May,
1996 (the "Registration Statement"). This opinion is to be an exhibit to the Registration Statement.

For purposes of giving this opinion, we have examined the Registration Statement and such other documents and made such enquiries as to questions of Bermuda law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us and (b) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein. We have further assumed the accuracy and completeness of the statement on the amount of payroll tax paid by the Company, as contained in that section of the Registration Statement entitled "Taxation of ACE and its Shareholders--Taxation of ACE and its Subsidiaries--Bermuda."

We have made no investigation of and express no opinion in relation to (i) the incorporation and organization of, and the compliance with Bermuda law by, the Company or any of its subsidiaries and affiliates, (ii) any actual and proposed transactions described in the Registration Statement and (iii) the laws of any jurisdiction other than Bermuda. This opinion is governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

On the basis of, and subject to, the foregoing, we are of the opinion that the statements on Bermuda law set forth in the Registration Statement under the headings "Taxation of ACE and its Shareholders--Taxation of ACE and its Subsidiaries--Bermuda" and "Taxation of ACE and its Shareholders--Taxation of ACE Shareholders--Bermuda" are accurate in all material respects.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm passing upon the said Bermuda law matters in the said sections of the Registration Statement.

Yours faithfully,
CONYERS, DILL & PEARMAN